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                                                                     Exhibit 2.2

                              CERTIFICATE OF MERGER

                                     Merging

                                   ECI, INC.,
                           a Massachusetts corporation

                                  with and into

                          COLLEGELINK.COM INCORPORATED
                             a Delaware corporation


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 Pursuant to Section 252 of the General Corporation Law of the State of Delaware
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         CollegeLink.com Incorporated, a corporation duly organized and existing under the laws of the State of Delaware ("Merger Sub"), does hereby certify as follows:

         FIRST: An Agreement and Plan of Merger (the "Merger Agreement") dated June 18, 1999, among Cytation.com Incorporated, a New York corporation ("Parent"), Merger Sub, ECI, Inc., a Massachusetts corporation ("ECI"), Gerald
A. Paxton and Thomas J. Burgess setting forth the terms and conditions of the merger of ECI with and into Merger Sub (the "Merger"), has been approved, adopted, certified, executed and acknowledged by Merger Sub and ECI (collectively, the "Constituent Corporations") in accordance with Section 252 of the Delaware General Corporation Law.

         SECOND: The name of the corporation surviving the Merger (the "Surviving Corporation") shall be CollegeLink.com Incorporated.

         THIRD: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

         FOURTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                           CollegeLink.com Incorporated
                           c/o Cytation.com Incorporated
                           809 Aquidneck Avenue
                           Middletown, RI 02842


         FIFTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

         SIXTH: The authorized capital stock of ECI, Inc. is 500,000 shares of common stock, $.01 par value per share.

         SEVENTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, CollegeLink.com Incorporated has caused this Certificate of Merger to be executed as of August 10, 1999.


                                           COLLEGELINK.COM INCORPORATED


                                           By:/s/ Edward F. Hayes
                                              -------------------------
                                                   Edward F. Hayes
                                                      Treasurer